                     [Simpson Thacher & Bartlett Letterhead]


                                                                     Exhibit 5.1


                                 August 22, 2001

Kerr-McGee Corporation
Kerr-McGee Center
Oklahoma City, Oklahoma  73125

Ladies and Gentlemen:

         We have acted as counsel to Kerr-McGee Corporation, a Delaware corporation (the "Company"), and to Kerr-McGee Operating Corporation, a Delaware corporation, and HS Resources, Inc., a Delaware corporation (individually, a "Guarantor" and collectively, the "Guarantors") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company par value $1.00 per share, including the associated preferred share purchase rights (the "Common Stock");
(ii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iii) shares of preferred stock of the Company without par value (the "Preferred Stock"); (iv) warrants to purchase Preferred Stock ("Preferred Stock Warrants");
(v) debt securities (the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants"); (vii) guarantees by the Guarantors to be issued in connection with the Debt Securities (the "Guarantees"); (viii) contracts for purchase and sale of Common Stock or Preferred Stock (the "Purchase Contracts"); (ix) stock purchase units of the Company, consisting of a Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury Securities (the "Stock Purchase Units"); and
(x) Common Stock, Preferred Stock, Debt Securities and Guarantees which may be issued upon exercise of Securities

Warrants (as defined below) or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants and the Stock Purchase Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $2,000,000,000.

         The Debt Securities and the Guarantees will be issued under an Indenture (the "Indenture") among the Company, the Guarantors and Citibank, N.A., as Trustee (the "Trustee").

         The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") between the Company and a purchase contract agent (the "Purchase Contract Agent").

         The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the "Securities Warrants." The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") between the Company and a common stock warrant agent. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") between the Company and a preferred stock warrant agent. The Debt Security Warrants will be issued under a Debt Security Warrant Agreement (the "Debt Security Warrant Agreement") among the Company, a debt security warrant agent and the Trustee. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement and the Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

         We have examined the Registration Statement and the exhibits filed with the Commission as an exhibit to such Registration Statement on the date hereof. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Guarantors.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication issuance and delivery of the Debt Securities, the Indenture is the valid and legally binding obligation of the Trustee; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

         We have assumed (i) that at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees, the Indenture will have been duly authorized, executed, and delivered by the Company and the Guarantors; (ii) that at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; and (iii) that at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

         2. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

         3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         4. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board of Directors or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due issuance of such

                  Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         5. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         6. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         7. With respect to the Stock Purchase Units, assuming (a) in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and legally binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (b) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Stock Purchase Units, (2) the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts which are a component of the Stock Purchase Units and (3) in the case of Stock Purchase Units consisting at least in part of Debt Securities, the issuance and terms of the Debt Securities which are a component of the Stock Purchase Units, the terms of the offering thereof and related matters and (c) the due execution, authentication, in the case of such Debt Securities, issuance and delivery of (1) the Stock Purchase Units, (2) such Purchase Contracts and (3) in the case of Stock Purchase Units consisting at least in part of Debt Securities, such Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, and the Indenture, in the case of such Debt Securities, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         Our opinions set forth in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally,
(ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption Legal Matters in the Prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ Simpson Thacher & Bartlett

                                             SIMPSON THACHER & BARTLETT